Exhibit 99.1

Phio Pharmaceuticals Presents Preclinical Study Showing PH-762 Induces Systemic Memory T Cell Mediators of Anti-Tumor Immunity

- Data to be presented at American Association for Cancer Research (AACR) Annual Meeting 2023 -

MARLBOROUGH, Mass., April 17, 2023 /PRNewswire—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced that in vivo data from a hepatocellular carcinoma model provides insight into the mechanism by which locally administered mouse-targeted PH-762 (mPH-762) exerts systemic anti-tumor efficacy (“abscopal effect”).

In the study, intratumoral administration of mPH-762 stimulated a local anti-tumor immune response and generated systemic tumor-reactive memory T cells, suggesting that the abscopal effects of PH-762 are mediated by the immune system.

“These preclinical study results support intratumoral use of PH-762 in the clinical setting, with deeper understanding of the mechanism of abscopal efficacy,” said Dr. Mary Spellman, Phio’s Acting Chief Medical Officer. “In addition, immune-related adverse events noted with systemic PD-1 inhibition may be mitigated by intratumoral administration.”

PH-762 is under clinical development in a phase 1b trial for neoadjuvant treatment of advanced resectable melanoma.

Presentation Details:

Poster Title:	Intratumoral PH-762, a self-delivering RNAi therapeutic (INTASYL™) targeting mouse PD-1, generates systemic tumor-specific memory CD8 T cells, providing a mechanism for abscopal efficacy toward untreated tumors in a murine hepatocarcinoma model.

Session Date and Time:	Monday, April 17, 2023 from 9:00 AM - 12:30 PM EST

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Examples of forward-looking statements include statements regarding the potential mitigation of immune-related adverse events in connection with the intratumoral use of PH-762. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by the ongoing coronavirus pandemic, military conflict between Ukraine and Russia, inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.

ir@phiopharma.com

Investor Contact
Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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